As filed with the Securities and Exchange Commission on March 30, 2007
Registration No. 333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WEBSIDESTORY, INC.
(Exact name of registrant as specified in its charter)

Delaware	33-0727173
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(858) 546-0040
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
James W. MacIntyre, IV
Chief Executive Officer
WebSideStory, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
(858) 546-0040
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies To:
Barry M. Clarkson, Esq.
Latham & Watkins LLP
12636 High Bluff Drive, Suite 400
San Diego, CA 92130
(858) 523-5400

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Securities and Exchange Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered (1)	Share (2)	Price (2)(3)	Registration Fee
Common Stock, par value $.001 per share	1,651,435 shares	$12.88	$21,270,482	$654

(1)	Includes 1,082,923 shares of common stock issuable upon exercise of outstanding warrants to purchase our common stock.

(2)	Calculated pursuant to Rule 457(c) of the rules and regulations under the Securities Act with respect to common stock to be registered hereunder based on the average of the high and low sale prices of our common stock reported on the Nasdaq Global Market on March 26, 2007.

(3)	This Registration Statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock split or other similar transaction effected without receipt of consideration which results in an increase in the number of the outstanding shares of common stock of the registrant.

     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 30, 2007
PROSPECTUS
1,651,435 Shares
WEBSIDESTORY, INC.
Common Stock

     This prospectus relates to up to 1,651,435 shares of our common stock, par value $0.001 per share, which may be offered for sale from time to time by the selling stockholders named in this prospectus. The selling stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the selling stockholders may sell their shares of common stock in the section titled “Plan of Distribution” on page 12. We will not receive any of the proceeds from the sale of the shares of common stock sold by the selling stockholders. We will bear all expenses of the offering of common stock, except that the selling stockholders will pay any applicable underwriting fees, discounts or commissions and transfer taxes.
     Our common stock is listed for trading on the Nasdaq Global Market under the symbol “WSSI.” On March 29, 2007, the closing price of our common stock on the Nasdaq Global Market was $12.85 per share.
     Investing in our securities involves risks. See “Risk Factors” on page 2.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2007

ABOUT THIS PROSPECTUS
     This prospectus is part of a resale Registration Statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. The selling stockholders may offer and sell, from time to time, an aggregate of up to 1,651,435 shares of our common stock under the prospectus. In some cases, the selling stockholders will also be required to provide a prospectus supplement containing specific information about the selling stockholders and the terms on which they are offering and selling our common stock. We may also add, update or change in a prospectus supplement any information contained in this prospectus. You should read this prospectus and any accompanying prospectus supplement, as well as any post-effective amendments to the Registration Statement of which this prospectus is a part, together with the additional information described under “Where You Can Find More Information” before you make any investment decision.
     You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information different from that contained in this prospectus or additional information. This prospectus is offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of our common stock. Our business, financial condition, results of operations and prospects may have subsequently changed since the date of this prospectus or any prospectus supplement or the date of any document incorporated by reference.

ABOUT WEBSIDESTORY
     We are a leading provider of real-time customer intelligence solutions. We were incorporated in California in September 1996 and were reincorporated in Delaware in September 2000. In 2006, we operated through two divisions, the WebSideStory division and the Visual Sciences division, which was acquired as a result of our merger with Visual Sciences on February 1, 2006. In December 2006, we announced the consolidation of our analytics sales, services and marketing organizations into a single force for 2007, enabling us to execute a single strategy across two brands, WebSideStory and Visual Sciences, and their associated product lines. The services we provide deliver comprehensive insight into the lifetime of customer interactions across on-line and off-line channels. We identify developing trends, analyze and test business hypotheses and optimize the performance of customer facing business systems without the need for significant investments in internal infrastructure.
     Our customers can take advantage of the broad range of solutions we offer with flexible pricing and deployment options, including on-demand service and licensed software. Our WebSideStory line of products are typically delivered as an on-demand service over the Internet using secure, proprietary, and scalable applications and system architecture. On-demand delivery allows us to concurrently serve a large number of customers securely and to efficiently distribute the workload across our network of servers with provisions for redundant, fault-tolerant operations. These services are provided on a subscription basis to customers for a fee, which is either fixed or based on the actual number of web sites and total events (e.g., page views or rich internet application events) and transactions monitored by our services. Contracts for subscription services typically range in duration from one to three years. The utility nature of our delivery model enables us to extend to our customers the services of over thirty business partners who exchange data through our system architecture.
     Users of our Visual Sciences product line analyze information concerning their customers’ data and interactions as it streams in from their web sites, call centers, and messaging systems. We deliver our Visual Sciences product line either in-house by installation of licensed software on a customer’s hardware or on-demand over the Internet using secure, proprietary and scalable applications and system architectures. The pricing for the Visual Sciences product line is typically based on the number of licenses and modules sold. Post-contract support and professional services are often sold in addition to the licenses. The on-demand option is offered as a subscription service based upon the contract period, generally ranging from one month to three years. The licensed software delivery model enables us to respond to a broad range of application, performance, and security requirements found in the largest and most analytically competitive organizations. We provide our clients with a seamless transition between these two analytic product lines that preserves their data and their investment in our technology.
     Our principal executive offices are located at 10182 Telesis Court, 6th Floor, San Diego, California 92121 and our telephone number at that address is (858) 546-0040. Our principal website is located at www.websidestory.com. The information contained in, or that can be accessed through, our website is not part of this prospectus or any accompanying prospectus supplement. Unless the context indicates otherwise, references in this prospectus to “we,” “us,” “our” and “the company” refer to WebSideStory, Inc., its predecessors and its wholly owned subsidiaries, including WebSideStory Search and Content Solutions, Inc., Visual Sciences, LLC, Hit Box, Inc., WebSideStory SAS, WebSideStory Holding B.V., WebSideStory Call Center and Service B.V. and WebSideStory UK Limited.
     WebSideStory®, Visual Sciences® and HitBox®, among others, are our United States registered service marks. We have applied to register our service marks, Active Marketing Suite™ and HBX™, in the United States. WebSideStory, Visual Sciences, HitBox and HBX are also registered in several international jurisdictions as well as the European Union. All other trademarks and tradenames appearing in this prospectus are the property of their specific owners.
RISK FACTORS
     Investment in our common stock involves a high degree of risk. You should carefully consider the specific risks described under the heading “Risk Factors” in any applicable prospectus supplement and under the caption “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities and Exchange Act of 1934, as amended, or the Exchange Act, which are incorporated herein by reference, before making an investment decision. Each of the risks described in these headings could adversely affect our business, financial condition, results of operations and prospects, and could result in a complete loss of your investment. For more information, see “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS
     This prospectus and any accompanying prospectus supplement, including the information we incorporate by reference, contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements about our expectations, beliefs, plans, objectives, assumptions or future events or performance are not historical facts and are forward-looking statements. Such statements are based on management’s beliefs and assumptions and on information currently available to our management. You can identify most forward-looking statements by the use of words such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties inherent in our business, including, without limitation, our reliance on our web analytics services for the majority of our revenue; blocking or erasing of cookies or limitations on our ability to use cookies; our limited experience with customer intelligence applications beyond web analytics; the risks associated with integrating the operations and products of Avivo Corporation and Visual Sciences, LLC with our operations and products; privacy concerns and laws or other domestic or foreign regulations that may subject the company to litigation or limit our ability to collect and use Internet user information; our ability to defend against claims of patent infringement alleged by NetRatings, Inc.; our ongoing ability to protect our own intellectual property rights and to avoid violating the intellectual property rights of third parties; the highly competitive markets in which we operate that could make it difficult for us to acquire and retain customers; the risk that our customers fail to renew their agreements; the risks associated with our indebtedness, including the risk of non-compliance with the covenants in our credit facility; the risk that our services may become obsolete in a market with rapidly changing technology and industry standards; and other risks described under the heading “Risk Factors” in our most recent annual and quarterly reports filed with the SEC and in other documents incorporated herein by reference, as well as any amendments thereto reflected in subsequent filings with the SEC.
     Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of the relevant document. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements we make. Except as required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
USE OF PROCEEDS
     We will not receive any of the proceeds from the sale of the shares by the selling stockholders.
DESCRIPTION OF CAPITAL STOCK
     The following summary of the rights of our capital stock is not complete and is subject to and qualified in its entirety by reference to our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which are filed as exhibits to our registration statement on Form S-3, of which this prospectus forms a part. See “Where You Can Find More Information.”
     As of March 23, 2007, our authorized capital stock consisted of 75,000,000 shares of common stock, $0.001 par value per share, and 10,000,000 shares of preferred stock in one or more series, $0.001 par value per share.
Common Stock
     As of March 23, 2007, we had:
•	20,260,029 shares of common stock outstanding;

•	an aggregate of 4,015,339 shares of our common stock reserved for issuance upon exercise of outstanding stock options granted under our 2006 Employment Commencement Equity Incentive Award Plan, or 2006 Plan, our 2004 Equity Incentive Award Plan, or 2004 Plan, our 2000 equity incentive plan and the Avivo Corporation 1999 Equity Incentive Plan;

•	an aggregate of 933,181 shares of our common stock reserved for issuance pursuant to future grants under our 2006 Plan or 2004 Plan; and

•	warrants to purchase 1,092,923 shares of our common stock outstanding.

     Voting Rights
     Holders of our common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of our common stock are not entitled to cumulative voting rights with respect to the election of directors, which means that the holders of a majority of the shares voted can elect all of the directors then standing for election.
     Dividends
     Subject to limitations under Delaware law and preferences that may apply to any outstanding shares of preferred stock, holders of our common stock are entitled to receive ratably such dividends or other distributions, if any, as may be declared by our board of directors out of funds legally available therefor.
     Liquidation
     In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in all assets remaining after payment of liabilities, subject to the liquidation preference of any outstanding preferred stock.
     Rights and Preferences
     Our common stock has no preemptive, conversion or other rights to subscribe for additional securities. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
     Fully Paid and Non-Assessable
     All outstanding shares of our common stock are validly issued, fully paid and non-assessable.
Preferred Stock
     As of March 23, 2007, we had no shares of preferred stock outstanding.
     Our board of directors is authorized, subject to the limits imposed by the Delaware General Corporation Law, or the DGCL, to issue one or more series of preferred stock, to fix the number of shares to be included in each series of preferred stock, and to determine the designation of any series. The board of directors is also authorized to determine the powers, rights, preferences and privileges and the qualifications, limitations and restrictions granted to or imposed upon any wholly unissued series of preferred stock. Our board of directors can also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders.
     Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that adversely affect the voting power or other rights of our common stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, financings and other corporate purposes, could have the effect of delaying, deferring or preventing our change in control and may cause the market price of our common stock to decline or impair the voting and other rights of the holders of our common stock.
Registration Rights Agreement
     Under a registration rights agreement, as amended and restated, certain of the holders of our common stock have the right to require us to register their shares with the SEC so that those shares may be publicly resold, or to include their shares in any registration statement we file as follows:
     Demand Registration Rights
     At any time, any holders who are a party to the registration rights agreement and hold a specified amount of the common stock covered by the registration rights agreement have the right to demand that we file up to three registration statements in the aggregate, so long as the proposed aggregate offering price of the securities registered in any one registration statement is at least $10,000,000, subject to specified exceptions.
     “Piggyback” Registration Rights
     If we register any common stock for public sale, stockholders with registration rights will have the right to include their shares in the registration statement. The underwriters of any underwritten offering will have the right to limit the number of such shares to be included in the registration statement, except, in any underwritten offering that is not a demand registration, the number of shares held by these stockholders cannot be reduced to less than 20% of the total number of securities that are included in such registration statement.
     Expenses of Registration
     Other than underwriting fees, discounts and commissions, we will pay all reasonable expenses relating to piggyback registrations and demand registrations.
     Expiration of Registration Rights
     The registration rights described above will terminate for a particular holder when that holder can resell all of its securities in their entirety pursuant to Rule 144(k) of the Securities Act of 1933, as amended, or the Securities Act, without limitation or restriction. Additionally, the registration rights described above will terminate with respect to securities that are not transferred pursuant to specified procedures contained within the registration rights agreement.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is U.S. Stock Transfer Corporation.
Nasdaq Global Market
     Our common stock is listed for trading on the Nasdaq Global Market under the symbol “WSSI.”
Delaware Takeover Statute
     We are subject to Section 203 of the DGCL. This statute regulating corporate takeovers prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for three years following the date that the stockholder became an interested stockholder, unless:
•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (a) shares owned by persons who are directors and also officers and (b) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
     Section 203 defines a business combination to include:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;

•	subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by the entity or person.
Amended and Restated Certificate of Incorporation and Amended and Restated Bylaw Provisions
     Provisions of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws may have the effect of making it more difficult for a third party to acquire, or discourage a third party from attempting to acquire, control of our company by means of a tender offer, a proxy contest or otherwise. These provisions may also make the removal of incumbent officers and directors more difficult. These provisions are intended to discourage certain types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. These provisions may make it more difficult for stockholders to take specific corporate actions and could have the effect of delaying or preventing a change in control of WebSideStory. The amendment of any of these anti-takeover provisions would require approval by holders of at least 66 2/3% of our outstanding common stock entitled to vote on such amendment.
     In particular, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide for the following:
     Staggered Board of Directors
     Our board of directors is divided into three classes of the same or nearly the same number of directors, each serving staggered three-year terms, which means that only one class of directors may be elected at each annual meeting of stockholders or special meeting in lieu of such annual meeting. These provisions may make removal of incumbent directors difficult and may discourage third parties from attempting to circumvent the anti-takeover effects of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws by removing our incumbent directors.
     No Written Consent of Stockholders
     Any action to be taken by our stockholders must be effected at a duly called annual or special meeting and may not be effected by written consent.
     Special Meetings of Stockholders
     Special meetings of our stockholders may be called only by the chairman of the board of directors or our president, or a majority of the members of the board of directors.
     Advance Notice Requirement
     Stockholder proposals to be brought before an annual meeting or a special meeting of our stockholders must comply with advance notice procedures. These advance notice procedures require timely notice and apply in several situations, including stockholder proposals relating to the nominations of persons for election to the board of directors. Generally, to be timely, notice must be received at our principal executive offices, with respect to a stockholder proposal to be brought before an annual meeting, not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year, or with respect to a stockholder proposal to be brought before a special meeting, within ten days following the announcement of the special meeting.
     Amendment
     The approval of not less than 66 2/3% of the outstanding shares of our capital stock entitled to vote is required to amend the provisions of our Amended and Restated Bylaws by stockholder action, or to amend the provisions of our Amended and Restated Certificate of Incorporation that are described in this section or that are described below under “Limitation of Liability and Indemnification of Executive Officers and Directors.” These provisions make it more difficult to circumvent the anti-takeover provisions of our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws.

     Issuance of Undesignated Preferred Stock
     Our board of directors is authorized to issue, without further action by the stockholders, up to 10,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock enables our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.
     Limitation of Liability and Indemnification of Executive Officers and Directors
     As permitted by Section 102 of the DGCL, we have adopted provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.
     As permitted by Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that:
•	we may indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive.
     In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

SELLING STOCKHOLDERS
     Under the terms of an agreement and plan of merger dated February 1, 2006, we acquired all of the outstanding membership interests of Visual Sciences, LLC. Visual Sciences is now our wholly owned subsidiary. As part of the aggregate purchase price, we issued to the selling stockholders an aggregate of 568,512 shares of our common stock and warrants to purchase an aggregate of 1,082,923 shares of our common stock. The warrants expire on August 1, 2007 and have an exercise price of $18.4685 per share. We also agreed to register for resale the 1,651,435 shares of our common stock (including the 1,082,923 shares of common stock that may be issued upon the exercise of the warrants) offered by the selling stockholders in this prospectus.
     The following table provides the name of each selling stockholder and the number of shares of our common stock offered by each selling stockholder under this prospectus. The information regarding shares beneficially owned after the offering assumes the sale of all shares offered by the selling stockholders.
     The selling stockholders do not have any position, office or other material relationship with us or any of our affiliates, nor have they had any position, office or material relationship with us or any of our affiliates within the past three years, except for those listed in the footnotes to the following table. The number of shares beneficially owned by each stockholder and each stockholder’s percentage ownership prior to the offering is based on their outstanding shares of common stock as of March 23, 2007. The percentage of ownership indicated in the following table is based on 20,260,029 shares of common stock outstanding on March 23, 2007.
     Information with respect to beneficial ownership has been furnished by each selling stockholder. Beneficial ownership is determined in accordance with the rules of the SEC. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

			Maximum
	Shares Beneficially		Number of	Shares Beneficially
	Owned		Shares	Owned
	Before the Offering		Being	After the Offering
Name	Number	Percent	Offered	Number	Percent
James and Mrs. Valeri MacIntyre (1)	521,514	2.53%	469,844	51,670	*
David Scherer (2)	469,844	2.28%	469,844	—	—
Elizabeth Kaiser and Ned Scherer (3)	153,770	*	153,770	—	—
Trautman & Wasserman 8701 Opp. Fund I, L.P. (4)	145,429	*	145,429	—	—
David Rosenthal (5)	28,647	*	23,257	5,390	*
In-Q-Tel, Inc. (6)	40,998	*	40,998	—	—
Benjamin S. Moody (7)	32,888	*	32,888	—	—
Thomas & Pamela Harvey (8)	30,539	*	30,539	—	—
Shala Cisneros (9)	28,190	*	28,190	—	—
Robert Chatham (10)	17,998	*	4,306	13,692	*
Scott Brickman (11)	25,731	*	25,731	—	—
Mark C. Lowham and Mr. Joseph A. Ruzzo (12)	21,142	*	21,142	—	—
John Ford (13)	10,834	*	1,761	9,073	*
Richard M. Graf (14)	19,100	*	18,900	200	*
Terry Lund (15)	9,805	*	1,566	8,239	*
Shannon and Bennett Stichman (16)	15,857	*	15,857	—	—
Eric Billings (17)	15,661	*	15,661	—	—
Cal Simmons (18)	15,661	*	15,661	—	—
Roxanne Escandar (19)	15,661	*	15,661	—	—
Michael Myers (20)	12,062	*	10,571	1,491	*

			Maximum
	Shares Beneficially		Number of	Shares Beneficially
	Owned		Shares	Owned
	Before the Offering		Being	After the Offering
Name	Number	Percent	Offered	Number	Percent
Seshu Guddanti (21)	6,065	*	1,076	4,989	*
In-Q-Tel Employee Fund, LLC (22)	13,665	*	13,665	—	—
Andrew Nash (23)	11,745	*	11,745	—	—
Gerald T. Halpin Revocable Trust (24)	10,582	*	10,582	—	—
Arnold & Porter Pension Fund FBO Mr. Richard M. Graf (25)	9,922	*	9,922	—	—
Nextpoint Partners, LP (26)	9,396	*	9,396	—	—
Jeffrey Schlegel (27)	7,830	*	7,830	—	—
Candace Scherer (28)	7,830	*	7,830	—	—
Martin Zoltick (29)	7,047	*	7,047	—	—
Richard Kelly (30)	7,047	*	7,047	—	—
Austen Group (31)	4,698	*	4,698	—	—
Mark Lowham (32)	4,698	*	4,698	—	—
Don Rosenthal (33)	4,348	*	2,348	2,000	*
Jeffrey Treuhaft (34)	3,524	*	3,524	—	—
Timothy Hale (35)	2,348	*	2,348	—	—
Bruce Arne Sherwood (36)	1,761	*	1,761	—	—
Ruth Wright Chabay (37)	1,761	*	1,761	—	—
Mayer Gniwish (38)	939	*	939	—	—
Robert Foregger (39)	939	*	939	—	—
David Galland (40)	469	*	469	—	—
Paul Economon (41)	234	*	234	—	—

(1)	Represents 308,095 shares issuable upon exercise of warrants to purchase common stock and 161,749 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Includes 5,000 shares of common stock and options to purchase 46,670 shares of common stock exercisable within 60 days of March 23, 2007 which are not being registered as part of this offering. On October 29, 2006, our board of directors appointed Mr. MacIntyre as our Chief Executive Officer, President and a Director of the company, effective as of November 20, 2006. Prior to November 20, 2006, Mr. MacIntyre served as the Chief Executive Officer of Visual Sciences, LLC, a position he assumed in February 2006. Mr. MacIntyre co-founded Visual Sciences in February 2001 and served as its chief executive officer until February 2006, when we completed our merger with Visual Sciences.

(2)	Represents 308,095 shares issuable upon exercise of warrants to purchase common stock and 161,749 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. David Scherer is the Chief Technology Officer of Visual Sciences, LLC.

(3)	Represents 100,833 shares issuable upon exercise of warrants to purchase common stock and 52,937 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. The security holder’s accounting firm has previously served as an advisor to our subsidiary, Visual Sciences, LLC. Ned Scherer is the father of David Scherer, the Chief Technology Officer of Visual Sciences, LLC.

(4)	Represents 95,364 shares issuable upon exercise of warrants to purchase common stock and 50,065 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. James Palmer is the managing member of Trautman & Wasserman 8701 Opp. Fund I, L.P.

(5)	Shares beneficially owned before the offering include options to purchase 5,390 shares of common stock exercisable within 60 days of March 23, 2007, 15,251 shares issuable upon exercise of warrants to purchase common stock, and 8,006 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. David Rosenthal serves as an executive officer of the company.

(6)	Represents 26,884 shares issuable upon exercise of warrants to purchase common stock and 14,114 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. The voting or investment control over the selling security holder is controlled by In-Q-Tel’s Board of Trustees and a committee thereof, which have delegated the authority to exercise voting or investment power to the following officers of the security holder: Christopher Darby, Scott G. Yancey, Steve Bowsher, Troy Pearsall, Bruce A. Adams and Matthew Strottman. In-Q-Tel, Inc. has entered into a strategic agreement with Visual Sciences, LLC, which included a purchase of software licenses and an equity investment in Visual Sciences, LLC. In-Q-Tel has also entered into a license/services transaction with Visual Sciences, LLC in the last six months.

(7)	Represents 21,567 shares issuable upon exercise of warrants to purchase common stock and 11,321 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(8)	Represents 20,026 shares issuable upon exercise of warrants to purchase common stock and 10,513 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(9)	Represents 18,486 shares issuable upon exercise of warrants to purchase common stock and 9,704 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Ms. Cisneros shares voting and investment power with Karina Cisneros Solares with respect to such shares.

(10)	Shares beneficially owned before the offering include 10,405 shares of stock, options to purchase 3,287 shares of common stock exercisable within 60 days of March 23, 2007, 2,824 shares issuable upon exercise of warrants to purchase common stock, and 1,482 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Chatham is an executive officer of the company.

(11)	Represents 16,873 shares issuable upon exercise of warrants to purchase common stock and 8,858 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(12)	Represents 13,864 shares issuable upon exercise of warrants to purchase common stock and 7,278 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(13)	Shares beneficially owned before the offering include 5,804 shares of stock, options to purchase 3,269 shares of common stock exercisable within 60 days of March 23, 2007, 1,155 shares issuable upon exercise of warrants to purchase common stock, and 606 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Ford is an employee of the company.

(14)	Includes 18,900 shares issuable upon exercise of warrants to purchase common stock.

(15)	Shares beneficially owned before the offering include 5,294 shares of stock, options to purchase 2,945 shares of common stock exercisable within 60 days of March 23, 2007, 1,027 shares issuable upon exercise of warrants to purchase common stock, and 539 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Lund is an employee of the company.

(16)	Represents 10,398 shares issuable upon exercise of warrants to purchase common stock and 5,459 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(17)	Represents 10,270 shares issuable upon exercise of warrants to purchase common stock and 5,391 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(18)	Represents 10,270 shares issuable upon exercise of warrants to purchase common stock and 5,391 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(19)	Represents 10,270 shares issuable upon exercise of warrants to purchase common stock and 5,391 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(20)	Shares beneficially owned before the offering include 381 shares of stock, options to purchase 1,110 shares of common stock exercisable within 60 days of March 23, 2007, 6,932 shares issuable upon exercise of warrants to purchase common stock, and 3,639 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Myers is an employee of the company.

(21)	Shares beneficially owned before the offering include 1,797 shares of stock, options to purchase 3,192 shares of common stock exercisable within 60 days of March 23, 2007, 706 shares issuable upon exercise of warrants to purchase common stock, and 370 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Guddanti is an employee of the company.

(22)	Represents 8,961 shares issuable upon exercise of warrants to purchase common stock and 4,704 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Voting or investment control over the selling security holder is controlled by a management committee of In-Q-Tel Employee Fund, LLC, consisting of the following persons: Howard Cox and Scott G. Yancey. In-Q-Tel, Inc. (an affiliate of In-Q-Tel Employee Fund) has entered into a strategic agreement with Visual Sciences, LLC, which included a purchase of software licenses and an equity investment in Visual Sciences, LLC. In-Q-Tel has also entered into a license/services transaction with Visual Sciences, LLC in the last six months.

(23)	Represents 7,702 shares issuable upon exercise of warrants to purchase common stock and 4,043 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Nash is a member of the Advisory Board for Visual Sciences, LLC.

(24)	Represents 6,939 shares issuable upon exercise of warrants to purchase common stock and 3,643 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Gerald T. Halpin has sole voting/investing power over such shares.

(25)	Represents 9,922 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Richard M. Graf has sole voting and investment power with respect to such shares.

(26)	Represents 6,162 shares issuable upon exercise of warrants to purchase common stock and 3,234 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Michael Faber is the managing member of NextPoint GP, LLC, the general partner of NextPoint Partners, L.P.

(27)	Represents 5,135 shares issuable upon exercise of warrants to purchase common stock and 2,695 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(28)	Represents 5,135 shares issuable upon exercise of warrants to purchase common stock and 2,695 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(29)	Represents 4,621 shares issuable upon exercise of warrants to purchase common stock and 2,426 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(30)	Represents 4,621 shares issuable upon exercise of warrants to purchase common stock and 2,426 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Kelly shares investment power with respect to such shares with Mintz Levin Cohn Ferris Glovsky and Pepeo, P.C., Mr. Kelly’s employer. Under an internal rule, Mintz Levin Cohn Ferris Glovsky and Pepeo, P.C. is entitled to 60% of the economic benefit of such securities.

(31)	Represents 3,081 shares issuable upon exercise of warrants to purchase common stock and 1,617 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Ms. Stasia MacLane Reisfield is the managing member of, and owns 100% of the membership/economic interest in, Austen Group, LLC.

(32)	Represents 3,081 shares issuable upon exercise of warrants to purchase common stock and 1,617 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(33)	Represents 1,540 shares issuable upon exercise of warrants to purchase common stock and 808 shares held in escrow to satisfy potential indemnification claims through March 31, 2007. Mr. Donald Rosenthal’s son, David Rosenthal, is an executive officer of the company.

(34)	Represents 2,311 shares issuable upon exercise of warrants to purchase common stock and 1,213 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(35)	Represents 1,540 shares issuable upon exercise of warrants to purchase common stock and 808 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(36)	Represents 1,155 shares issuable upon exercise of warrants to purchase common stock and 606 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(37)	Represents 1,155 shares issuable upon exercise of warrants to purchase common stock and 606 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(38)	Represents 616 shares issuable upon exercise of warrants to purchase common stock and 323 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(39)	Represents 616 shares issuable upon exercise of warrants to purchase common stock and 323 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(40)	Represents 308 shares issuable upon exercise of warrants to purchase common stock and 161 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

(41)	Represents 154 shares issuable upon exercise of warrants to purchase common stock and 80 shares held in escrow to satisfy potential indemnification claims through March 31, 2007.

*	Represents less than 1.0%.
PLAN OF DISTRIBUTION
     The selling stockholders may sell the securities from time to time on any stock exchange or automated interdealer quotation system on which the securities are listed, in the over-the-counter market, in privately negotiated transactions or otherwise, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at prices otherwise negotiated. The selling stockholders may sell the securities by one or more of the following methods, without limitation:
(a)	block trades in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

(b)	purchases by a broker or dealer as principal and resale by the broker or dealer for its own account pursuant to this prospectus;

(c)	an exchange distribution in accordance with the rules of any stock exchange on which the securities are listed;

(d)	ordinary brokerage transactions and transactions in which the broker solicits purchases;

(e)	privately negotiated transactions;

(f)	short sales;

(g)	through the writing of options on the securities, whether or not the options are listed on an options exchange;

(h)	through the distribution of the securities by any selling stockholder to its partners, members or stockholders; and

(i)	any combination of any of these methods of sale.

     The selling stockholders may also transfer the securities by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the securities.
     The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers or dealers may act as principals, or as an agent of a selling stockholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions on any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above. The selling stockholders may also sell the securities in accordance with Rule 144 under the Securities Act, rather than pursuant to this prospectus, regardless of whether the securities are covered by this prospectus.
     To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).
     The selling stockholders and any underwriters, brokers, dealers or agents that participate in the distribution of the securities may be deemed to be “underwriters” within the meaning of the Securities Act, and any discounts, concessions, commissions or fees received by them and any profit on the resale of the securities sold by them may be deemed to be underwriting discounts and commissions.
     A selling stockholder may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the securities by those broker-dealers. A selling stockholder may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.
     The selling stockholders and other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the securities by the selling stockholders and any other person. The anti-manipulation rules under the Exchange Act may apply to sales of securities in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.
     We have agreed to indemnify in certain circumstances the selling stockholders and any underwriters of the securities covered by the registration statement, against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us in certain circumstances against certain liabilities, including liabilities under the Securities Act.
     The securities offered hereby were originally issued to the selling stockholders pursuant to an exemption from the registration requirements of the Securities Act. We agreed to register the securities under the Securities Act and to keep the Registration Statement of which this prospectus is a part effective for a specified period of time. We have agreed to pay all expenses in connection with this offering, including the fees and expenses of counsel to the selling stockholders, but not including underwriting discounts, concessions, commissions or fees of the selling stockholders.
     We will not receive any proceeds from sales of any securities by the selling stockholders.
     We cannot assure you that the selling stockholders will sell all or any portion of the securities offered hereby.

LEGAL MATTERS
     The validity of the securities offered by this prospectus will be passed upon for us by Latham & Watkins LLP, San Diego, California.
EXPERTS
     The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2006 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
     BDO Seidman, LLP, independent registered public accounting firm, has audited the financial statements of Visual Sciences, LLC for the years ended December 31, 2005 and 2004, which appear in our current report on Form 8-K/A filed with the SEC on April 19, 2006, as set forth in their report, which is incorporated by reference herein. The financial statements of Visual Sciences, LLC are incorporated by reference in reliance on BDO Seidman, LLP’s report, given on their authority as experts in accounting and auditing.
LIMITATION ON LIABILITY AND DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
     Our certificate of incorporation and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
WHERE YOU CAN FIND MORE INFORMATION
     We are subject to the informational requirements of the Exchange Act, and file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, proxy statements and other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also access filed documents at the SEC’s web site at www.sec.gov.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act. Pursuant to the SEC rules, this prospectus, which forms a part of the registration statement, does not contain all of the information in such registration statement. You may read or obtain a copy of the registration statement, including exhibits, from the SEC in the manner described above.
     The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents instead of having to repeat this information in this prospectus. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this prospectus and the termination of the offering:
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, filed on March 13, 2007;

•	our Current Reports on Form 8-K filed on February 7, 2006 (excluding Item 7.01 and the exhibit furnished thereunder) (as amended by Amendment No. 1 on Form 8-K/A filed on April 19, 2006 and as further amended by Amendment No.2 on Form 8-K/A filed on March 29, 2007) and February 27, 2007; and

•	the description of our common stock contained in our registration statement on Form 8-A filed with the SEC on August 16, 2004, including any amendments or reports filed for the purpose of updating the description.
     Any statement incorporated herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

     You may request a free copy of any of the documents incorporated by reference in this prospectus by writing to us or telephoning us at the address and telephone number set forth below.
WebSideStory, Inc.
10182 Telesis Court, 6th Floor
San Diego, CA 92121
Attention: Corporate Secretary
(858) 546-0040
     You may also access all of the documents above and incorporated by reference into this prospectus free of charge at our website www.websidestory.com. The reference to our website does not constitute incorporation by reference of the information contained on such website.

1,651,435 Shares
WEBSIDESTORY, INC.
Common Stock

PROSPECTUS

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 14. Other Expenses of Issuance and Distribution.
     The following table sets forth our best estimate as to our anticipated costs and expenses expected to be paid by us in connection with a distribution of securities registered hereby. All amounts are estimates except for the SEC registration fee:

SEC registration fee	$654
Printing and engraving expenses	2,500	*
Legal fees and expenses	10,000	*
Accounting fees and expenses	10,000	*
Transfer Agent fees and expenses	2,500	*
Miscellaneous	1,346	*

Total	$27,000	*

*	Estimated
ITEM 15. Indemnification of Directors and Officers.
     As permitted by Section 102 of the DGCL, we have adopted provisions in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws that limit or eliminate the personal liability of our directors for a breach of their fiduciary duty of care as a director. The duty of care generally requires that, when acting on behalf of the corporation, directors exercise an informed business judgment based on all material information reasonably available to them. Consequently, a director will not be personally liable to us or our stockholders for monetary damages or breach of fiduciary duty as a director, except for liability for:
•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.
     These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission.
     As permitted by Section 145 of the DGCL, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that:
•	we may indemnify our directors, officers, employees and agents to the fullest extent permitted by the DGCL, subject to limited exceptions;

•	we may advance expenses to our directors and officers in connection with a legal proceeding to the fullest extent permitted by the DGCL, subject to limited exceptions; and

•	the rights provided in our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are not exclusive.
     In addition, we have entered into separate indemnification agreements with our directors and officers which may be broader than the specific indemnification provisions contained in the DGCL. These indemnification agreements may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as directors or officers, other than liabilities arising from willful misconduct. These indemnification agreements also may require us to advance any expenses incurred by the directors or officers as a result of any proceeding against them as to which they could be indemnified. In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.
ITEM 16. Exhibits.
     A list of exhibits filed with this Registration Statement is set forth on the Exhibit Index and is incorporated herein by reference.
ITEM 17. Undertakings.
     We hereby undertake:
     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by us pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
     2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     4. That, for the purpose of determining liability under the Securities Act to any purchaser:
     (i) each prospectus filed by us pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
     (ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or a prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

     5. That, for the purpose of determining our liability under the Securities Act to any purchaser in the initial distribution of the securities, we undertake that in a primary offering of our securities pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, we will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (i) any preliminary prospectus or prospectus of ours relating to the offering required to be filed pursuant to Rule 424;
     (ii) any free writing prospectus relating to the offering prepared by or on behalf of us or used or referred to by us;
     (iii) the portion of any other free writing prospectus relating to the offering containing material information about us or our securities provided by or on behalf of us; and
     (iv) any other communication that is an offer in the offering made by us to the purchaser.
     We hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     If and when applicable, we hereby undertake to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.
     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act, WebSideStory, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on March 30, 2007.

WEBSIDESTORY, INC.

By:	/s/ James W. MacIntyre, IV

James W. MacIntyre, IV
Chief Executive Officer, President and Director
POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints James W. MacIntyre, IV, Claire Long and Andrew Greenhalgh, and each of them acting individually, as his or her true and lawful attorneys-in-fact and agents, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James W. MacIntyre, IV James W. MacIntyre, IV	Chief Executive Officer, President and Director (Principal Executive Officer)	March 30, 2007

/s/ CLAIRE LONG Claire Long	Chief Financial Officer (Principal Financial and Accounting Officer)	March 30, 2007

/s/ ANIL ARORA Anil Arora	Director	March 30, 2007

/s/ CHARLES J. FITZGERALD, JR. Charles J. Fitzgerald, Jr.	Director	March 30, 2007

/s/ JAMES R. GLYNN James R. Glynn	Director	March 30, 2007

/s/ WILLIAM H. HARRIS, JR. William H. Harris, Jr.	Non-Executive Chairman of the Board	March 30, 2007

/s/ KURT R. JAGGERS Kurt R. Jaggers	Director	March 30, 2007

Signature	Title	Date

/s/ DOUGLAS S. LINDROTH Douglas S. Lindroth	Director	March 30, 2007

/s/ JEFFREY W. LUNSFORD Jeffrey W. Lunsford	Director	March 30, 2007

James S. Mahan, III	Director	March 30, 2007

INDEX TO EXHIBITS

Exhibit
Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of WebSideStory, Inc.

3.2(1)	Amended and Restated Bylaws of WebSideStory, Inc.

3.3(2)	First Amendment to Amended and Restated Bylaws of WebSideStory, Inc.

4.1(1)	Form of Common Stock Certificate.

4.2(3)	Second Amended and Restated Registration Rights Agreement dated as of February 1, 2006 by and among WebSideStory, Inc. and certain investors set forth therein.

4.3(4)	Warrant to Purchase Common Stock dated as of November 21, 2005 and issued by WebSideStory, Inc. in favor of Starsoft Development Labs, Inc.

4.4(3)	Form of Warrant to Purchase Common Stock dated as of February 1, 2006 and issued by WebSideStory, Inc. in favor of the former holders of units of membership interest in Visual Sciences, LLC.

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of PricewaterhouseCoopers LLP, an independent registered public accounting firm.

23.2	Consent of BDO Seidman, LLP, independent registered public accounting firm.

23.3	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page hereto).

(1)	Filed as an exhibit to WebSideStory’s Amendment No. 2 to Registration Statement on Form S-1 (File No. 333-115916), filed with the SEC on July 28, 2004, and incorporated herein by reference.

(2)	Filed as an exhibit to WebSideStory’s Current Report on Form 8-K, filed with the SEC on April 4, 2006, and incorporated herein by reference.

(3)	Filed as an exhibit to WebSideStory’s Current Report on Form 8-K, filed with the SEC on February 7, 2006, and incorporated herein by reference.

(4)	Filed as an exhibit to WebSideStory’s Annual Report on Form 10-K for the year ended December 31, 2005, filed with the SEC on March 16, 2006, and incorporated herein by reference.